ORA ELECTRONICS, Inc.
                             9410 Owensmouth Avenue
                          Chatsworth, California 91313


                       NOTICE OF ACTION TAKEN PURSUANT TO
                       THE WRITTEN CONSENT OF STOCKHOLDERS



To Our Stockholders:

Notice is hereby given to the holders of the issued and outstanding shares of common stock, $.001 par value per share, of ORA ELECTRONICS, INC. a Delaware corporation ("ORA" or "Company"), that our board of directors and the holder of a majority of the voting power entitled to vote have approved the following action:

                  Authorizing   an  Amendment  to  the  Company's   Articles  of
                  Incorporation increasing the number of authorized Common Stock to 150,000,000 shares.

Our board of directors has fixed the close of business on February 2, 2002, as the record date for the determination of stockholders entitled to notice of and to consent to the approval and ratification of the above-mentioned Action. Your attention is directed to the attached Information Statement.



                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Iqbal Ashraf
                                ---------------------------------
                                Iqbal Ashraf, President
Encino, California
February __2002

                              ORA ELECTRONICS, INC.
                             9410 Chatsworth Avenue
                          Chatsworth, California 91313

           -----------------------------------------------------------

                              INFORMATION STATEMENT

           -----------------------------------------------------------

               THIS INFORMATION STATEMENT IS FIRST BEING MAILED OR GIVEN TO STOCKHOLDERS ON OR ABOUT FEBRUARY __, 2002

           -----------------------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished by the Board of Directors of ORA Electronics, Inc., a Delaware corporation ("ORA" or "Company"), to the holders of record of our issued and outstanding shares of common stock, $.001 par value per share, at the close of business on February 2, 2002, or the record date, in connection with the approval and ratification of the following action (the "Action"):

                  Authorizing an Amendment to the Company's Articles of Incorporation increasing the number of authorized Common Stock to 150,000,000 shares.

Our Board of Directors approved the above-mentioned Action at special meetings of the Board of Directors on February 2, 2002. Stockholder approval of the Action also was required.

The Action was approved and ratified by written consent executed by the holder of approximately seventy-five percent (75%) of the issued and outstanding shares of ORA common stock.

         NO PROXIES ARE BEING SOLICITED WITH THIS INFORMATION STATEMENT.

You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14c and
Schedule 14C thereunder. The AMENDMENT OF Incorporation increasing the authorized Common Stock to 150,000,000 shares will not become effective until at least twenty (20) days after the mailing of this Information Statement. This Information Statement is being mailed to the stockholders on or about February __, 2002.

The elimination of the need for a special meeting of shareholders to approve and ratify the Action is authorized by Section 228 of the Delaware Corporation Laws (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to approve and ratify the Action. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Action as early as possible in order to accomplish the purposes of the Company as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority in interest of the Voting Capital Stock of the Company.

Iqbal Ashraf, President of the Company, and who beneficially owns in the aggregate 17,982,600 shares of Common Stock of the Company, representing approximately 75% of the outstanding Voting Capital Stock of the Company entitled to vote on the Action, gave his written consent to the Action described in this Information Statement on February 2, 2002. The written consent became effective on February 2, 2002, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about February __, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is February 2, 2002 (the "Record Date").

Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Action. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's shareholders as a result of the adoption and ratification of the Action.

Incorporated by reference into this Information Statement is the information set forth in the Company's Quarterly Report on Form 10-QSB/A for the quarter ended December 31 2002 as filed with the Securities and Exchange Commission ("SEC"). We will furnish to any person to whom this Information Statement is delivered, a copy of the Form 10-QSB/A upon written request to the attention of Iqbal Ashraf, 9410 Owensmouth Avenue, Chatsworth, California.

Copies of the Form 10-QSB/A may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov.


                     OUTSTANDING VOTING STOCK OF THE COMPANY

The following table sets forth Common Stock ownership information as of February 2, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock;
(ii) each director and executive officer of the Company' (iii) all directors and executive officers as a group. This information as to the beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 9410 Owensmouth Avenue, Chatsworth, California 91316.

                                                    Shares Beneficially Owned
                                                    -------------------------
              Name of Beneficial Owner              Number             Percent
              ------------------------              ------             -------
Iqbal Ashraf                                      17,982,600            75.0%
William B. Barnett                                   100,000              .4%


All officers and directors as a group (2)         18,082,600(1)         75.4%








-------------------

(1) Does not include options held by Mr. Barnett to purchase 250,000 shares of common stock.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

The Board of Directors approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 150,000,000 shares . The number of authorized shares of Preferred Stock, which is 5,000,000 shares, will remain the same.

As of the close of business on February 2, 2002, there were 23,982,600 shares of Common Stock issued and outstanding and 2,516,000 reserved for exercise of outstanding warrants and 2,100,000 shares reserved for exercise upon the issuance of future options, leaving 1,401,400 shares of Common Stock authorized but unissued. Furthermore, in December, 2001, the Board of Directors authorized the issuance of 6,000,000 shares to Mr. Ashraf, a director and president of the Company for monies paid to the Company and 400,000 shares to Mr. Barnett, a director of the Company, for services rendered. The issuance of the 6,400,000 shares are subject to the filing of an amendment to the Articles of Incorporation and the filing and notice requirements of Regulation 14C of the Securities Act of 1933.

AS of the close of business on February 2, 2002, there were no shares of Preferred Stock issued and outstanding, leaving 5,000,000 shares of Preferred Stock available for issue.

If approved, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under state law or the rules of any national securities exchange on which shares of Common Stock of the Company are at the time listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions. The Company currently has no plans to issue any additional shares of Common Stock or Preferred Stock other than the shares of Common Stock that have been previously reserved for outstanding options and warrants.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The additional shares of Common Stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for purposes that might be deemed to be in defense of a potential takeover threat.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports and information filed pursuant to the informational requirements of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of our filings may also be obtained electronically by visiting the Securities and Exchange Commission's web site on the Internet at http://www.sec.gov.



                                    BY ORDER OF THE BOARD OF DIRECTORS




                                    Iqbal Ashraf
                                    Chairman
February __, 2002